- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 DEFIANCE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 DEFIANCE, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                   ------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
                                                                ---------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                -------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
                                                    ---------------------------------------------------------------

(5) Total fee paid:
                   ------------------------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           ----------------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
                                                 ------------------------------------------------------------------

(3) Filing Party:
                 --------------------------------------------------------------------------------------------------

(4) Date Filed:
               ----------------------------------------------------------------------------------------------------


- - -------------------------------------------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------------------------------------------

                                 DEFIANCE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 23, 1996

To Our Stockholders:

The Annual Meeting of Stockholders of Defiance, Inc. will be held at the Ohio Savings Plaza Amphitheater, 1801 East Ninth Street, Cleveland, Ohio on Wednesday, October 23, 1996 at 11:00 a.m. E.D.T. to:

        (1) Elect one director to serve for a term of two years,

        (2) Elect two directors, each to serve for a term of three years, and

        (3) Transact such other business as may properly come before the meeting.

Only holders of Common Stock of record at the close of business on September 4, 1996 are entitled to notice of and to vote at the Annual Meeting.

                                           By order of the Board of Directors,

                                                    MICHAEL J. MEIER
                                                       Secretary

September 11, 1996

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Please sign, date and return your proxy card in the return envelope provided as soon as possible. This will not prevent you from voting your shares in person if you are present at the Annual Meeting.

                                 DEFIANCE, INC.
                        1111 CHESTER AVENUE, SUITE #750
                             CLEVELAND, OHIO 44114

                       ----------------------------------
                                PROXY STATEMENT
                       ----------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                 WEDNESDAY, OCTOBER 23, 1996, 11:00 A.M. E.D.T.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Defiance, Inc. ("Defiance" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on October 23, 1996 (the "Annual Meeting") and at any adjournment.

Each proxy will be voted as specified by the stockholder. Any properly signed proxy not specifying the contrary will be voted FOR the election of each nominee for director as named herein. A stockholder giving a proxy may revoke it by written notice to the Secretary of the Company at any time before it is voted or by voting in person at the meeting.

At the close of business on September 4, 1996, the record date for the Annual Meeting, there were outstanding and entitled to vote 6,400,750 shares of Common Stock, with a par value of five cents ($.05) per share (the "Common Stock"), of the Company. Holders of Common Stock are entitled to one vote for each share held by them. The Company has no other voting securities outstanding.

A copy of the Annual Report of the Company including financial statements and a description of its operations for the fiscal year ended June 30, 1996 ("fiscal 1996") is enclosed.

This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about September 11, 1996.

                            1. ELECTION OF DIRECTORS

Under the Company's Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. There are currently seven directors of the Company. This year, one director is to be elected for a two-year term and two directors are to be elected for three-year terms to again divide the three classes of directors as nearly equal in number as possible. Unless otherwise specified, all duly executed proxies will be voted for the election of the nominees named below. All nominees have indicated their willingness to serve as directors, if elected, and the Company has no reason to believe they will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons if any nominee, or any of the other directors not included in the election, are unable to serve. The one nominee for a two-year term and the two nominees for three-year terms receiving the greatest number of votes will be elected. "Broker non-votes" will be counted in determining a quorum, but will not otherwise be counted in determining the outcome of the election.

Information about the nominees for director and other directors whose term of office will continue after the Annual Meeting is set forth in the following paragraphs.

NOMINEE FOR TERM EXPIRING IN 1998

RICHARD W. LOCK
Age 64
Director since 1989, nominee for director

Mr. Lock has been the managing director of Magnus Associates since 1989. Magnus Associates is a management consulting firm located in Sylvania, Ohio. Mr. Lock served as Vice President and Treasurer of Owens-Illinois, Inc. from 1984 until 1988. Mr. Lock began his career with Owens-Illinois in 1962, and served in various capacities including Director of Corporate Planning, Director of Corporate Systems, and General Manager of an operating division. He is also a director of Fremont Plastics, Inc. and Northwest Ohio Venture Associates.

NOMINEES FOR TERMS EXPIRING IN 1999

THOMAS H. ROULSTON II
Age 63
Director since 1990, nominee for director

Mr. Roulston has served as Chairman of the Board of the Company since 1990. Mr. Roulston has been the Chairman of the Board of Roulston & Company, Inc. since 1990, and served as President of Roulston & Company, Inc. from 1963 until 1990. Roulston & Company, Inc. is a registered investment advisor located in Cleveland, Ohio.

SCOTT D. ROULSTON
Age 39
Director since 1990, nominee for director

Mr. Roulston has been the President, Chief Executive Officer and a director of Roulston & Company, Inc. since 1990, and served as Senior Vice President of Roulston & Company, Inc. from 1986 until 1990. Mr. Roulston was also the President of Topwatch Corporation, a management consulting firm, from 1982 until 1990.

DIRECTORS WHOSE TERMS EXPIRE IN 1997

HECTOR R. ORTINO
Age 54
Director since 1993

Mr. Ortino has been President of Ferro Corporation since January 1996. Mr. Ortino began his career with Ferro in 1971 at Ferro's subsidiary in Argentina. In 1983 he joined Ferro's corporate office in Cleveland as Assistant to the Executive Vice President of Finance. He was named Vice President in 1984, Chief Financial Officer in 1987, Senior Vice President in 1991 and Executive Vice President and Chief Financial Administrative Officer in 1993. Ferro Corporation is a major producer of specialty coatings, colors, ceramics, plastics and chemicals for industry and is headquartered in Cleveland, Ohio. Mr. Ortino is a member of the board of directors of Ferro Corporation (NYSE: FOE). He is also a director of Bunge International, Ltd.

GEORGE H. LEWIS III
Age 59
Director since 1994

Mr. Lewis has been President, Chief Executive Officer and Chairman of the Board of Akron Porcelain & Plastics Company since 1975, and has been employed at Akron Porcelain & Plastics since 1959. Akron Porcelain & Plastics is a custom molder and assembler of ceramic and plastic components for the automotive, appliance and electrical distribution industries located in Akron, Ohio. He is also a director of Mercury Plastics Company.

JAMES E. HEIGHWAY
Age 50
Director since 1994

Mr. Heighway has been President and Chief Executive Officer of MJM Industries, Inc. since 1994. MJM Industries is a cable and electronic component assemblies firm, located in Fairport, Ohio. From 1985 until 1994 he served as President and Chief Executive Officer of Mueller Electric Company, Inc., a manufacturer of electronic test and instrumentation accessories located in Cleveland, Ohio. He is also a director of Ramwear, Inc. and Continental Pharmacy Services, Inc.

DIRECTOR WHOSE TERM EXPIRES IN 1998

JERRY A. COOPER
Age 57
Director since 1992

Mr. Cooper has served as President and Chief Executive Officer of the Company since 1992. From 1990 until joining the Company in 1992, Mr. Cooper was President and Chief Executive Officer of Bettcher Manufacturing Corporation. Bettcher is a metal forming company serving various industries, located in Cleveland, Ohio. From 1977 until 1990, he was President and General Manager of Mather Seal Company, located in Milan, Michigan. Mather Seal is a manufacturer of Teflon(tm) seals and specialty products for industry, and is a subsidiary of Federal-Mogul Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee, established in 1990 and consisting entirely of nonemployee directors, met two times in fiscal 1996. The committee reviews external and internal audit plans and activities, reviews the Company's annual financial statements, reviews the Company's system of internal and financial controls, approves all significant fees for audit, audit-related and nonaudit services provided by the independent auditors and recommends the annual selection of independent auditors to the Board. Members of the audit committee are Richard W. Lock (chairman), George H. Lewis III and James E. Heighway.

The Compensation Committee, established in 1990 and consisting entirely of nonemployee directors, met two times in fiscal 1996. The committee administers the incentive, benefit and stock option plans of the Company and its subsidiaries, approves changes in senior executive compensation and recommends changes in the Company's incentive, benefit and stock option plans to the Board. The committee also recommends the retainer and attendance fees for nonemployee directors. Members of the compensation committee are Scott D. Roulston (chairman), James E. Heighway and Hector R. Ortino.

The Executive Committee, established in 1992 and consisting of a majority of nonemployee directors, met one time in fiscal 1996. The committee acts upon matters requiring Board action during the intervals between Board meetings and includes all the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. Members of the executive committee are Thomas H. Roulston II (chairman), Jerry A. Cooper, Richard W. Lock and Scott D. Roulston.

The Investment Committee, established in 1993 and consisting entirely of nonemployee directors, met one time in fiscal 1996. The committee provides guidance to the trustees of the Company's two defined benefit pension plans, including setting investment guidelines, defining investment mix, selecting fund managers and monitoring fund managers' performance. Members of the investment committee are James E. Heighway (chairman), Richard W. Lock and George H. Lewis III.

The Nominating Committee, established in 1990 and consisting entirely of nonemployee directors, met one time in fiscal 1996. The committee recommends candidates for Board and Board Committee membership. Members of the nominating committee are Thomas H. Roulston II (chairman), George H. Lewis III and Scott D. Roulston.

ATTENDANCE AT MEETINGS

The Board of Directors of the Company met five times during fiscal 1996. The Board has appointed audit, compensation, executive, investment and nominating committees, the members of which are indicated in the aforementioned information on Committees of the Board of Directors. During fiscal 1996 each director attended at least 75 percent of the meetings of the Board of Directors and any Committee of the Board of Directors on which he served.

COMPENSATION OF DIRECTORS

No directors' fees are paid to directors who are employees of the Company or any of its subsidiaries. Nonemployee directors, other than the Chairman, receive an annual fee of $12,000 and a meeting fee of $1,000 for each Board meeting attended. The Chairman receives an annual fee of $18,000 and a meeting fee of $1,500 for each Board meeting attended. Nonemployee directors also receive a meeting fee of $800 for each committee meeting attended, except the committee chairman, who receives a meeting fee of $1,100 for each committee meeting attended. All directors are reimbursed for reasonable out of pocket expenses incurred in connection with their services as directors. Each nonemployee director also receives a nondiscretionary automatic grant of nonqualified options to purchase 2,000 shares of Common Stock pursuant to the 1994 Nonemployee Director Stock Option Plan upon becoming a director of the Company and thereafter on July 1 of each year of continuing service with an option exercise price equal to the fair market value of the underlying Common Stock on the date of grant. On July 2, 1996 each nonemployee director voluntarily surrendered, for no consideration, his July 1, 1996 automatic grant of options to purchase 2,000 common shares.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Mr. Scott D. Roulston is the son of Mr. Thomas H. Roulston II. Otherwise, no director or nominee has any family relationship to any other director or nominee of the Company.

Mr. James W. Gillis and Mr. Michael D. Shea, former members of the Board of Directors, each owned a one-third interest in Chestnut Partners, which leased the facility located on Chestnut Street, Owosso, Michigan to Vaungarde, Incorporated ("Vaungarde"), a subsidiary of the Company, until September 1995. The lease was dated March 1990 for a term of five years with monthly lease payments of $9,500. At the end of the lease term in March 1995, Vaungarde continued to lease the facility from Chestnut Partners on a month to month basis at the same monthly rate. Vaungarde purchased this facility from Chestnut Partners for $500,000 in September 1995. Prior to the execution of the purchase agreement for this facility, the Board of Directors appointed an ad hoc committee of two outside directors to evaluate the fairness of the potential transaction between the Company and Chestnut Partners. The committee concluded a purchase price of $500,000 for the facility was reasonable based upon their analysis of the facts and circumstances. The Board of Directors of the Company believes the lease and subsequent sale of the facility were entered into on terms as favorable to the Company as would have been available from an unrelated party. The Company sold all the common shares of Vaungarde August 19, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the compensation committee are all nonemployee directors who have never been officers or employees of the Company or any of its subsidiaries.

Roulston & Company, Inc., of which Mr. Thomas H. Roulston II is Chairman of the Board and Mr. Scott D. Roulston is President, managed an average of 38% of the assets of the two defined benefit pension plans of the Company's Defiance Precision Products, Inc. subsidiary during fiscal 1996, for which it received fees of approximately $38,000. It is anticipated that Roulston & Company, Inc. will continue to provide these services during fiscal 1997.

NOMINATION OF DIRECTORS

The Board of Directors considers suitable candidates for membership on the Board from time to time. The Nominating Committee of the Board of Directors will consider nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Nominating Committee in care of Mr. Michael
J. Meier, Secretary, Defiance, Inc., 1111 Chester Avenue, Suite #750, Cleveland, OH 44114.

                             COMMON STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF FIVE PERCENT OR GREATER SHAREHOLDERS

The following table sets forth beneficial owners known to the Company of five percent or more of the Company's outstanding Common Stock as of August 16, 1996.

                                            NUMBER OF
                                              SHARES        PERCENT
           NAME AND ADDRESS                BENEFICIALLY     OF TOTAL
          OF BENEFICIAL OWNER                 OWNED          SHARES
- - ---------------------------------------    ------------     --------
Wellington Management Company (1)             635,400          9.9%
75 State Street
Boston, MA 02109

Jerry A. Cooper (2)                           486,729          7.2%
1111 Chester Avenue, Suite #750
Cleveland, OH 44114

First Manhattan Company (3)                   382,450          6.0%
437 Madison Avenue
New York, NY 10022

Thomas H. Roulston II (4)                     339,000          5.3%
1111 Chester Avenue, Suite #750
Cleveland, OH 44114

- - ---------------

(1) Based upon filings by Wellington Management Company with the Securities and Exchange Commission. Wellington Management Company has sole dispositive power with respect to all 635,400 shares, sole voting power with respect to 165,000 shares, shared voting power with respect to 237,400 shares and no voting power with respect to 233,000 shares.

(2) Mr. Cooper is a director and executive officer of the Company. Refer to the table regarding directors, nominees for director and executive officers for ownership detail.

(3) Based upon filings by First Manhattan Company with the Securities and Exchange Commission. First Manhattan Company has shared dispositive power with respect to all 382,450 shares, shared voting power with respect to 355,725 shares and no voting power with respect to 26,725 shares.

(4) Mr. Roulston is a director of the Company and is a nominee for director. Refer to the table regarding directors, nominees for director and executive officers for ownership detail.


BENEFICIAL OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by each director, nominee for director and executive officer of the Company as of August 16, 1996. All shares shown in the table reflect sole voting and investment power unless otherwise indicated.

                                                         ADDITIONAL
                                                        SHARES DEEMED                        PERCENT
                                DIRECTLY    INDIRECTLY  BENEFICIALLY                         OF TOTAL
       BENEFICIAL OWNER           HELD        HELD         OWNED (1)       TOTAL SHARES      SHARES (2)
       ----------------         --------    ----------  -------------      ------------      ----------
Jerry A. Cooper (3)...........   76,650      14,900        395,179            486,729           7.2%
Thomas H. Roulston II (4).....  110,000     225,000          4,000            339,000           5.3%
Michael J. Meier..............    3,138                     20,119             23,257           0.4%
Scott D. Roulston.............    8,888                      4,000             12,888           0.2%
George H. Lewis III...........    5,000                      4,000              9,000           0.1%
Richard W. Lock...............    4,000                      4,000              8,000           0.1%
Hector R. Ortino (5)..........    1,700       1,000          4,000              6,700           0.1%
James L. Treece...............    3,300                      1,667              4,967           0.1%
James E. Heighway.............                               4,000              4,000           0.1%
Leonard V. Matlock, Jr........                               2,167              2,167           0.0%
                                -------     -------        -------            -------           ---
All directors, nominees, and
  executive officers as a
  group (10 persons)..........  212,676     240,900        443,132            896,708          13.1%

- - ---------------

(1) Shares subject to options exercisable within 60 days following August 16, 1996.

(2) Based on 6,405,750 shares of Common Stock outstanding on August 16, 1996, adjusted for shares subject to options exercisable within 60 days following August 16, 1996 held either by the named individuals or by the group as a whole.

(3) Indirect holdings include 14,900 shares held by Mr. Cooper's wife. Mr. Cooper disclaims beneficial ownership in these shares.

(4) Indirect holdings include 50,000 shares held by Mr. Roulston's wife. Mr. Roulston disclaims beneficial ownership in these shares. Indirect holdings also include 175,000 shares held by the Roulston Investment Trust Limited Partnership. Mr. Roulston is a general partner and as such exercises shared investment and voting power with respect to these shares.

(5) Indirect holdings include 1,000 shares held by Mr. Ortino's wife. Mr. Ortino disclaims beneficial ownership in these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater than ten percent stockholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"), and to furnish the Company with copies of all such filings. Based solely on its review of copies of these reports furnished to the Company and, where applicable, any written representation that no reports were required, the Company believes during fiscal 1996 all Section 16(a) filing requirements were met.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation during each of the Company's last three fiscal years for the Company's Chief Executive Officer and other executive officers whose annual salary and bonus exceeded $100,000 during fiscal 1996 (collectively, the "Named Executive Officers").

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                  ANNUAL COMPENSATION                   AWARDS
                                      -------------------------------------------    ------------
                                                                    OTHER ANNUAL      SECURITIES       ALL OTHER
                                                                    COMPENSATION      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     SALARY($)     BONUS($)(1)        ($)(2)         OPTIONS(#)         ($)(3)
- - ---------------------------- -----    ---------     -----------     -------------    ------------     ------------
Jerry A. Cooper.............  1996     262,500        135,135            --              37,048          89,408
  President and CEO           1995     250,000        250,000            --              37,034          81,528
                              1994     232,000        232,000            --              45,796          53,547
Michael J. Meier............  1996     125,500         28,414            --               9,000           7,768
  VP-Finance, CFO,            1995     119,137         50,400            --               9,486           6,591
  Secretary, Treasurer        1994     109,167         46,200            --               7,633           2,336

- - ---------------

(1) Based on service during the fiscal years indicated, though not paid until after the fiscal year.

(2) The value of perquisites and other personal benefits for each Named Executive Officer in each year was less than reporting thresholds established by the SEC.

(3) Includes Company contributions to a 401(k) plan, life insurance premiums, long-term disability insurance premiums, and Company contributions to the Defiance, Inc. Supplemental Executive Retirement Plan ("SERP") and the Defiance, Inc. Supplemental Savings and Deferred Compensation Plan ("SSDCP") as follows:


                                                          LIFE       LONG-TERM
                                         401(K) PLAN    INSURANCE    DISABILITY     SERP       SSDCP     TOTAL
                                         -----------    ---------    ---------    ---------    ------    ------
Mr. Cooper:
     1996..............................     7,388         4,170        6,148         60,000    11,702    89,408
     1995..............................     9,517         3,750        6,148         55,680     6,433    81,528
     1994..............................     4,067         3,345        5,710         40,425              53,547
Mr. Meier:
     1996..............................     6,284           273                                 1,211     7,768
     1995..............................     5,552           247                                   792     6,591
     1994..............................     2,184           152                                           2,336

   The SERP was adopted during fiscal 1995 to provide retirement benefits on a nonqualified basis for certain key executives. This is an unfunded plan, the obligations of which are to be paid out of the general funds of the Company. Under this plan, the Company sets aside a percentage of each participant's salary and bonus earned for the fiscal year (nine to twelve percent for the CEO and six to eight percent for all other participants, based upon the participant's age) in an account in the name of the participant the following fiscal year. This plan was adopted retroactive to April 1, 1992 for the CEO (his date of hire) and effective July 1, 1995 for all other participants. Contributions for the CEO at the adoption of the plan have been allocated to the fiscal year to which they relate, though the total amount was credited to him in fiscal 1995. Partial vesting begins after five years of service, with full vesting after ten years of service or at retirement. Interest is accrued annually at the percentage change in the Consumer Price Index.

   Under the SSDCP, also adopted during fiscal 1995, an amount equal to the difference between the amount that would have been allocated to a participant's 401(k) account as Company contributions, in the absence of legislation limiting such allocations, and the amount actually allocated is added to the participant's account. Partial vesting begins after two years of service, with full vesting after six years of service or retirement. Interest is accrued annually at the Company's long-term borrowing rate.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options granted under the 1989 Stock Option Plan during fiscal 1996 to each of the Named Executive Officers.

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------
                                             % OF
                                             TOTAL                                     POTENTIAL REALIZABLE
                                            OPTIONS                                      VALUE AT ASSUMED
                            NUMBER OF       GRANTED      EXERCISE                     ANNUAL RATES OF STOCK
                            SECURITIES        TO          OR BASE                     PRICE APPRECIATION FOR
                            UNDERLYING     EMPLOYEES       PRICE                          OPTION TERM(2)
                             OPTIONS       IN FISCAL     ($/SHARE)     EXPIRATION     ----------------------
           NAME              GRANTED         YEAR           (1)           DATE          5% ($)       10% ($)
- - --------------------------  ----------     ---------     ---------     -----------    ----------     -------
Jerry A. Cooper...........    37,048          34.1%        $6.50       07/01/2005        151,445     383,792
Michael J. Meier..........     9,000           8.3%        $6.50       07/01/2005         36,790     93,234

- - ---------------

(1) Exercise prices are equal to the fair market value of the Company's Common Stock on the date of grant. Options are fully exercisable one year after the date of grant.

(2) The potential realizable value of each grant of options assuming that the market price of the Company's Common Stock from the date of grant to the end of the option term (ten years) appreciates at an annualized rate of 5% and 10%. These assumed rates have been suggested by the SEC and are not intended to forecast actual future stock prices. No gain to the optionee is possible without an increase in stock price, which will also benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

The following table summarizes options which were granted under the 1989 Stock Option Plan which were exercised during fiscal 1996 and presents the value of unexercised options held by each of the Named Executive Officers at fiscal year end.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED
                           SHARES                      OPTIONS AT FISCAL YEAR-END          IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON      VALUE                    (#)                      FISCAL YEAR-END($)(1)
                          EXERCISE       REALIZED     -----------------------------     -----------------------------
         NAME                (#)           ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - -----------------------  -----------     --------     -----------     -------------     -----------     -------------
Jerry A. Cooper (2)....         0              0        382,830           37,048          825,000                0
Michael J. Meier (3)...     3,000         16,688         17,119            9,000                0                0

- - ---------------

(1) The value of unexercised options represents the difference between the closing price of the Company's Common Stock on June 30, 1996 of $6.125 per share and the exercise price of the option, multiplied by the number of underlying shares.

(2) 12,349 option shares are exercisable commencing July 1, 1996.

(3) 3,000 option shares are exercisable commencing July 1, 1996.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The Company does not have any long-term incentive plans other than the 1989 Stock Option Plan.

PENSION AND RETIREMENT PLANS

Mr. Cooper and Mr. Meier are former participants in a defined benefit pension plan of one of the Company's subsidiaries. Mr. Cooper will be eligible for monthly payments of $152 upon retirement at age 65 based upon 0.8 years of credited service and Mr. Meier will be eligible for monthly payments of $335 upon retirement at age 65 based upon 4.6 years of credited service.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has an agreement with Mr. Cooper to enter into a post-termination obligation to consult and not to compete with the Company for one year if employment is terminated for reasons other than cause or as the result of a change in control of the Company. In addition, the Company has agreements with Mr. Cooper and Mr. Meier that provide for continuation of base salary, incentive compensation and benefits for two years in the event employment is terminated as the result of a change in control of the Company, after any consulting and non-compete agreements have been satisfied.

For purposes of the above, a change in control will be considered to have occurred if, as the result of a tender or exchange offer, merger, consolidation, sale of assets or contested election, the persons comprising a majority of the Company's Board of Directors cease to constitute a majority of the Board membership.

FIVE-YEAR STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return of the Company's Common Stock to that of two published indices; one a major market index and the other an industry index. The Company has chosen the Nasdaq U.S. Stock Market Index ("Nasdaq") as the major market index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index ("Auto pts/equip") as the industry index. It is assumed that the value of the investment in Defiance, Inc. Common Stock and each index was $100 on June 30, 1991 and that all dividends were reinvested.

      Measurement Period                             Auto         Defiance,
    (Fiscal Year Covered)           Nasdaq         pts/equip         Inc.
6/30/91                              100             100             100
6/30/92                              120             126             263
6/30/93                              151             160             638
6/30/94                              153             161             650
6/30/95                              204             182             658
6/30/96                              261             213             635

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

The Compensation Committee (the "Committee") consists entirely of nonemployee directors who have never been employed by the Company or any of its subsidiaries. The Committee formulates overall Company compensation philosophy and related policies, administers and recommends appropriate modifications regarding annual and long-term executive incentive plans and benefits provided to officers and other senior executives and approves annual compensation changes and awards to this group.

In its development of compensation policies, plan changes and the determination of all awards to Company officers, the Committee takes into account a number of internal and external factors and criteria as well as a variety of independent data and information sources, including published executive compensation studies, an executive compensation study performed specifically for the Committee by a consulting firm which is updated annually, the Company's strategic financial goals and an overall executive compensation plan initially developed in 1992. The Committee's objective is to provide the Company's executive team with a competitive yet highly motivational, performance-oriented total compensation plan that fosters executive identification with ownership objectives and is consistent with and maximizes the financial interests of the Company's stockholders.

The Committee does not believe that the limitation on the tax deductibility of executive compensation in excess of one million dollars under Code Section 162(m) will impact the Company during fiscal 1997 because taxable compensation for any of the named executives is not anticipated to exceed one million dollars. Therefore, the Committee does not recommend any changes to the Company's incentive plans at this time for shareholder approval.

BASE SALARIES

The Committee's approach to the determination of officer base salaries is that they be generally competitive with prevailing market medians paid by companies of similar size and industry for each respective position, commensurate with the incumbent's level of experience and performance within the scope of his/her responsibilities. Existing levels of incumbent base compensation as well as inflationary salary structure increases also receive consideration regarding any adjustment decisions.

Further, base salary levels and ranges (which have been established for each officer position and which include a minimum, midpoint, and maximum salary) are considered relative to the total market compensation determined for each officer position. Base salary medians, or midpoints, should strike an optimal balance between base salary, or the "fixed" element of direct compensation, and annual and long-term incentive, or "at risk" (contingent) compensation, with a significant emphasis placed upon at risk incentive compensation within the total direct compensation package of Company officers.

ANNUAL INCENTIVES (BONUS)

The Company's Annual Incentive (Bonus) Plan identifies a percentage of base salary as a "Target" annual incentive amount for each officer. This amount is based upon current executive compensation survey data and can be earned by the achievement of predetermined corporate and, as appropriate for less senior officers, departmental objectives. In addition to a Target percentage of base salary that can be earned based upon the achievement of predetermined annual objectives, "Threshold" and "Maximum" performance levels directly and respectively correlate with minimum and maximum annual incentive amounts for each officer position. Substantial upside incentive income potential is awarded for achievement in excess of Target and substantial downside incentive income reduction is required for achievements that fail to reach Target levels.

The failure of an officer or other executive to attain the Threshold level of achievement results in no bonus payment and the Maximum bonus percentage for each position protects the Company from the prospect of paying windfall incentive amounts for the achievement of performance levels that are unexpectedly high or aberrant in nature.

The achievement of strategic corporate financial performance objectives, measured in After Tax Return on Average Equity ("ROE"), represents 100% of the Chief Executive Officer's (CEO) annual bonus. The rationale behind using this measurement for the incentive plan of the CEO is that this officer, by the nature of his position, is in the most advantageous position to impact the Company's ability to achieve this key measure of overall corporate performance and, thereby, enhance stockholder value. This figure (100%) drops somewhat within the performance criteria allocation scheme for other officers and key executives. Performance criteria with respect to other officers and key executives include the achievement of certain pre-agreed upon subsidiary or department goals, weighted differently in each individual circumstance.

LONG-TERM INCENTIVES

The Company's current Long-Term Incentive Plan is the Defiance, Inc. 1989 Stock Option Plan, under which the Committee may grant stock options to officers and other key executives using the same corporate objectives for ROE and, where applicable, subsidiary or departmental goals as are used in the awarding of Annual (cash) Incentives. This approach has the advantage of further accentuating to these executives the importance of achieving predetermined strategic corporate financial objectives that contribute to the interest of the stockholders. The number of option shares granted are determined taking into account the executive's annual incentive earned in a given fiscal year and an assigned option value computed using the Black-Scholes method.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base salary, annual incentive and long-term incentive awards of Mr. Jerry A. Cooper, the CEO, are adjusted and granted according to the provisions outlined above using the same criteria as for the other executive officers. During fiscal 1996 the Company achieved its Threshold level strategic financial objective of 11% ROE.

Mr. Cooper's base salary is currently $262,500 per year, which is at the midpoint of his range. His base salary will be reviewed by the committee in January 1997. Based upon attaining the Threshold level strategic financial objectives, he was awarded an Annual Incentive (Bonus) of $135,135, which will be paid in fiscal 1997.

Respectfully submitted,

Scott D. Roulston, Chairman
James E. Heighway
Hector R. Ortino

                            INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as independent accountants for the Company for the fiscal year ended June 30, 1996, and have been named as such for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit proxies in person or by telephone. All reasonable expenses in connection with the solicitation of proxies will be borne by the Company. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

In addition, the Company has retained, at an estimated cost of $3,500 plus reasonable outside expenses, Morrow & Co., Inc., a firm specializing in proxy solicitation, to assist the Company in the solicitation of proxies by telephonic or written means on behalf of the Board of Directors and the mailing and distribution of proxy material.

                            STOCKHOLDERS' PROPOSALS

Stockholder proposals to be presented at the 1997 Annual Meeting must be received by the Corporate Secretary for inclusion in the Company's proxy statement and form of proxy by May 14, 1997.

                                 OTHER MATTERS

As of the date of this proxy statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled according to their best judgment.

By order of the Board of Directors,

Michael J. Meier
Secretary
September 11, 1996

A [X]  Please mark your
       votes as in this
       example.


                      FOR              VOTE WITHHELD
                   nominees           for nominees
              indicated at right     indicated at right               Nominees:
Item 1.            [     ]                [    ]
   Election of                                                        For a two-year term
   Directors                                                                    Richard W. Lock

Instructions:   To withhold authority to vote for any                 For a three-year term
individual nominee, write that nominee's name on                                Thomas H. Roulston II
the line below:                                                                 Scott D. Roulston
______________________________________________________________



Item 2.  In their discretion, upon such other
         matters as may properly come before the
         meeting, all in accordance with the
         accompanying Notice and Proxy Statement, receipt of which is acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.






SIGNATURE_________________________________  DATE__________________ SIGNATURE___________________________________  DATE______________
                                                                                   IF HELD JOINTLY

NOTE:   Please sign exactly as name(s) appears on this proxy, including where proper, official position or representative capacity.




                                DEFIANCE, INC.

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


        The undersigned hereby appoints Thomas H. Roulston II, Michael J.
Meier, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Defiance, Inc. (the "Company") to be held on October 23, 1996 at 11:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

        IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE
SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1.

                        (To be signed on reverse side)


                                                       SEE REVERSE
                                                          SIDE